UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 10, 2008

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated March 10, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•  The 1st paragraph relating to the announcement of results of operations for the fourth quarter and the full fiscal year ended December 31, 2007, the 2nd paragraph relating to results of operations for the fourth quarter of 2007 and the 3rd paragraph relating to results of operations for the full fiscal year ended December 31, 2007 and United States based operations

•  Certain portions of the 4th  paragraph relating to net sales and net income for the full fiscal year ended December 31, 2007

•  Certain portions of the 5th  paragraph relating important developments of European based operations during 2007

•  The 6th paragraph relating seasonality during the second half of 2007

•  The 10th paragraph relating to the conference call to be held on March 11, 2008

•  The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated March 10, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

•  The last sentence of the 4th  paragraph relating to 2008 new products

•  Certain portions of the 5th  paragraph relating to the 2008 new product pipeline of European based operations

•  The 7th paragraph relating to 2008 guidance

•  The 12th paragraph relating to forward looking information

•  The balance of such press release not otherwise incorporated by reference in Items 2.02, 8.01 or 9.01.

Item 8.01. Other Events.

Certain portions of our press release dated March 10, 2008, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 8.01. They are as follows:

•  The 8th paragraph relating to our stock repurchase program

•  The 9th paragraph relating to our cash dividend.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: March 10, 2008
Inter Parfums, Inc.

	By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President